UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 12, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2009, the Stock Option and Compensation Committee of the Board of Directors (the “Board”) of Cephalon, Inc. (the “Company”) determined the recommended annual cash bonus awards to be made to executive officers of the Company for fiscal year 2008 as determined pursuant to the Company’s MICP for 2008.  These award recommendations were presented to and approved by the independent members of the Board on January 29, 2009.  The awards were approved subject to the finalization of financial results for the year ended December 31, 2008, which were released on February 12, 2009.

The awards earned in 2008, which will be paid in late February 2009, are as follows:

Name:	Cash Bonus
Frank Baldino, Jr., Ph.D.	$1,779,800
Valli F. Baldassano	$203,700
J. Kevin Buchi	$340,100
Peter E. Grebow, Ph.D.	$271,700
Gerald J. Pappert	$278,300
Robert P. Roche, Jr.	$380,300
Lesley Russell, MB.Ch.B., MRCP.	$350,000
Carl A. Savini	$310,200
Jeffry L. Vaught, Ph.D.	$227,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 18, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President & General Counsel